Exhibit 99.4

CONSENT OF PROSPECTIVE DIRECTOR

The undersigned hereby consents, in accordance with Rule 438 under the Securities Act of 1933, as amended, to being named as a prospective director in the registration statement on Form S-11, and any amendments thereto, to be filed by Bayview Mortgage Capital, Inc.

/s/ Paul H. O’Neill

Name: Paul H. O’Neill

Dated: September 28, 2009